UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blvd. Benito Juarez Km 25.500, Quinta Del Mar, Int. Suite 28 Playas de Rosarito B.C, Mexico	c.p. 22710
(Address of principal executive offices)	(Zip Code)

+52 (664) 290-5048

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K the Registrant filed with the Commission on January 19, 2017 to correct and clarify some disclosures that were made in the Form 8-K.

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Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)        On October 12, 2016, the Board of Directors of Neuromama, Ltd. (the "Company") dismissed MaloneBailey, LLP (“MaloneBailey”) as the principal accountant for the Company. MaloneBailey did not issue any reports on the Company's financial statements for either of the past two years or subsequent interim period.

There were no disagreements between the Company and MaloneBailey, for the two most recent fiscal years and any subsequent interim period through October 12, 2016 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b)       On October 13, 2016, the Board of Directors of the Company approved the engagement of Keeton CPA (“Keeton”) as its principal accountant to audit the Company’s financial statements as successor to MaloneBailey. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of Keeton regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Keeton provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Keeton on any matter that was the subject of a disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number Description

16.1 Letter from MaloneBailey dated January 26, 2017 regarding change in certifying accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: January 26, 2017	By:	/s/ Igor Weselovsky
Igor Weselovsky, President, Chief Executive Officer & Director

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